Exhibit 10.3

Exhibit 10.3 BORROWER: Agricola Don Memo, S.A. de C.V., a Mexican corporation GUARANTOR: Calavo Growers, Inc., a California corporation CONTINUING AND UNCONDITIONAL GUARANTY 1. The Guaranty. For valuable consideration, the undersigned (“Guarantor”) hereby unconditionally guarantees and promises to pay promptly to Bank of America, N.A., its subsidiaries and affiliates (collectively, “Bank”), or order, in lawful money of the United States, any and all Indebtedness of Agricola Don Memo, S.A. de C.V., a Mexican corporation (“Borrower”) to Bank when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter. The liability of Guarantor under this Guaranty is not limited as to the principal amount of the Indebtedness guaranteed and includes, without limitation, liability for all interest, fees, indemnities, and other costs and expenses relating to or arising out of the Indebtedness and for all swap, derivative, foreign exchange or hedge or other similar transaction or arrangement (“Swap Obligations”) now or hereafter owing from Borrower to Bank. No Guarantor will be deemed to be a guarantor of any Swap Obligation to the extent that such Guarantor is not an Eligible Contract Participant at the time such guaranty becomes effective with respect to such Swap Obligations as set forth in the Commodities Exchange Act (7 U.S.C., Sec. 1, et. seq.). The liability of Guarantor is continuing and relates to any Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness or from time to time renew it after it has been satisfied. This Guaranty is cumulative and does not supersede any other outstanding guaranties, and the liability of Guarantor under this Guaranty is exclusive of Guarantor’s liability under any other guaranties signed by Guarantor. If multiple individuals or entities sign this Guaranty, their obligations under this Guaranty shall be joint and several. “Indebtedness” shall mean and includes any and all advances, debts, obligations and liabilities of Borrower, or any of them, previously, now or later made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including Swap Obligations and obligations under any deposit, treasury management or other similar transaction or arrangement, and whether any of the Borrowers may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or later becomes unenforceable. 2. Obligations Independent. The obligations under this Guaranty are independent of the obligations of Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor be joined in any such action or actions. 3. Rights of Bank. Guarantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to: (a) renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Indebtedness or any part thereof, including increase or decrease of the rate of interest, or otherwise change the terms of any Bank Agreements; (b) receive and hold security for the payment of this Guaranty or any Indebtedness and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

(c) apply such security and direct the order or manner of sale thereof as Bank in its discretion may determine; (d) release or substitute any Guarantor or any one or more of any endorsers or other guarantors of any of the Indebtedness; and (e) permit the Indebtedness to exceed Guarantor’s liability under this Guaranty, and Guarantor agrees that any amounts received by Bank from any source other than Guarantor shall be deemed to be applied first to any portion of the Indebtedness not guaranteed by Guarantor. 4. Guaranty to be Absolute. Guarantor agrees that until the Indebtedness has been paid in full in immediately available funds and any commitments of Bank or facilities provided by Bank with respect to the Indebtedness have been terminated, Guarantor shall not be released by or because of the taking, or failure to take, any action that might in any manner vary, discharge or otherwise reduce, limit, or modify Guarantor’s obligations under this Guaranty. Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of Bank described in the immediately preceding paragraph of this Guaranty. It is the express intent of Guarantor that Guarantor’s obligations under this Guaranty are and shall be absolute and unconditional. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrower to Bank is rescinded or must be returned by Bank to Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation; and any guaranty of any indemnities, shall survive any termination of this Guaranty. In the event of the death of a Guarantor, the liability of the estate of the deceased Guarantor shall continue in full force and effect as to (i) the Indebtedness existing at the date of death, and any renewals or extensions, and (ii) loans or advances made to or for the account of Borrower after the date of the death of the deceased Guarantor pursuant to a commitment made by Bank to Borrower prior to the date of such death. As to all surviving Guarantors, this Guaranty shall continue in full force and effect after the death of a Guarantor, not only as to the Indebtedness existing at that time, but also as to the Indebtedness later incurred by Borrower to Bank. In the event that acceleration of the time for payment of any of the Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, all such Indebtedness guaranteed by Guarantor shall nonetheless be payable by Guarantor immediately if requested by Bank. 5. Guarantor’s Waivers of Certain Rights and Certain Defenses. Guarantor waives: (a) any right to require Bank to: (i) proceed against Borrower or any other person; (ii) marshal assets or proceed against or exhaust any security held from any of the Borrowers or any other person; (iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from Borrower or any other person; (iv) take any other action or pursue any other remedy in Bank’s power; or (v) make any presentment or demand for performance, or give any notice of nonperformance, acceleration, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Bank as security for or which constitute in whole or in part the Indebtedness guaranteed hereunder, or in connection with the creation of new or additional Indebtedness, or give any notice of acceptance of this Guaranty, or notices of any fact that might increase Guarantor’s risk. 2

(b) any defense to its obligations under this Guaranty based upon or arising by reason of: (i) any disability or other defense of Borrower or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness of Borrower or any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf Borrower which is a corporation, partnership or other type of entity, or any defect in the formation of Borrower; (iv) the application by Borrower of the proceeds of any Indebtedness for purposes other than the purposes represented by Borrower to, or intended or understood by, Bank or Guarantor; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrower or any portion of the Indebtedness by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against Borrower; (vi) any impairment of the value of any interest in any security for the Indebtedness, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (vii) any modification of the Indebtedness, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Indebtedness, including increase or decrease of the rate of interest; (viii) any requirement that Bank give any notice of acceptance of this Guaranty; (ix) any defense based on any claim that Guarantor’s obligations exceed or are more burdensome than those of Borrower; (x) the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty; or (xi) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Indebtedness, destroys Guarantor’s rights of subrogation or Guarantor’s rights to proceed against Borrower for reimbursement. (c) until the Indebtedness has been paid in full and any commitments of Bank or facilities provided by Bank with respect to the Indebtedness have been terminated, even though the Indebtedness may be in excess of Guarantor’s liability hereunder, to the extent permitted by applicable law, any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise). No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty. 3

6. Waiver of Immunity. To the extent that Guarantor has acquired or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit, arbitration or other proceeding, from jurisdiction of any court or arbitration panel or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, Guarantor hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in respect of its obligations under this Guaranty or any document or agreement executed or delivered in connection herewith. 7. General Partner Liability and Waivers of Other Rights and Defenses. (a) If Borrower is a partnership and Guarantor is a general partner of that partnership, then Guarantor shall not be liable under this Guaranty for any portion of the Indebtedness that is secured by real property; provided, however, that Guarantor shall remain liable under partnership law for all the Indebtedness. (b) Guarantor waives any rights and defenses that are or may become available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code. (c) Guarantor waives all rights and defenses that Guarantor may have because any of the Indebtedness is secured by real property. This means, among other things: (i) Bank may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (ii) if Bank forecloses on any real property collateral pledged by Borrower: (1) the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Bank may collect from Guarantor even if Bank, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower; and (iii) if Bank consents to a sale of the real property for less than the remaining amount of the Indebtedness due at the time of sale, the amount of Guarantor’s obligation for Indebtedness guarantied hereunder shall be reduced only by the amount of sales proceeds applied against the Indebtedness, even if such consent destroyed rights Guarantor may have to collect from Borrower, and notwithstanding Section 580e of the California Code of Civil Procedure or any other statute. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because any of the Indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, 580e or 726 of the California Code of Civil Procedure. (d) Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure. 8. Setoff. Guarantor grants to Bank a continuing right of setoff for all of Guarantor’s liabilities and obligations to Bank, whether now existing or later arising, upon and against all the deposits, credits, collateral and property of Guarantor (other than clients’ trust and other fiduciary accounts or escrows) now or hereafter in the possession, custody, or control of Bank or any entity under the control of Bank of America Corporation and its successors and assigns or in transit to any of them. At any time, without further demand or notice (any such notice being expressly waived by Guarantor), Bank may set off the same or any part thereof and apply the same to any liability or obligation of Guarantor even though unmatured and regardless of the adequacy of any other collateral securing this Guaranty. TO THE 4

EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LIABILITIES PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF GUARANTOR, ARE VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVED. 9. Subordination. Any obligations of Borrower to Guarantor, now or hereafter existing, including but not limited to any obligations to Guarantor as subrogee of Bank or resulting from Guarantor’s performance under this Guaranty, are hereby subordinated to the Indebtedness. Guarantor agrees that, if Bank so requests during an event of default by Borrower, Guarantor shall not demand, take, or receive from Borrower, by setoff or in any other manner, payment of any other obligations of Borrower to Guarantor until the default has been cured or waived and if not cured timely, until the Indebtedness has been paid in full and any commitments of Bank or facilities provided by Bank with respect to the Indebtedness have been terminated. If any payments are received by Guarantor in violation of such waiver or agreement, such payments shall be received by Guarantor as trustee for Bank and shall be paid over to Bank on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. 10. Revocation of Guaranty. (a) This Guaranty may be revoked at any time by Guarantor in respect to future transactions. Such revocation shall be effective upon actual receipt by Bank, at the address shown below or at such other address as may have been provided to Guarantor by Bank, of written notice of revocation. Revocation shall not affect any of Guarantor’s obligations or Bank’s rights with respect to transactions committed or entered into prior to Bank’s receipt of such notice, nor shall it affect Guarantor’s obligations with respect to any indemnities, executed prior to Bank’s receipt of such notice. (b) Guarantor acknowledges and agrees that this Guaranty may be revoked only in accordance with the foregoing provisions of this paragraph and shall not be revoked simply as a result of any change in name, location, ownership or composition or structure of Borrower, or the dissolution of Borrower. 11. Extent of Guaranty. If Guarantor is a subsidiary or affiliate of Borrower, Guarantor’s liability hereunder shall not exceed at any one time the largest amount during the period commencing with Guarantor’s execution of this Guaranty and thereafter that would not render Guarantor’s obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law. 12. Taxes. (a) Any and all payments made by Guarantor under this Guaranty, any agreement or instrument required by, or executed or delivered in connection with, this Guaranty and/or pursuant to this section shall be made free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, or other charges, including any penalties or interest thereon (collectively “Taxes”). If any Taxes are at any time imposed on such payments, Guarantor shall pay all such Taxes to the appropriate government authorities prior to the date on which penalties attach thereto, for its own account and indemnify Bank with respect thereto, including, without limitation, ensuring, that with respect to any payment by Guarantor to Bank subject to Taxes, Bank receives a net amount equal to the full amount it would have received had such payment not been subject to Taxes. (b) Furthermore, if any Taxes are imposed at a rate of five percent (5%) or more with respect to interest on advances or other extensions of credit under this Guaranty or any agreement or instrument required by, or executed in connection with, this Guaranty, Guarantor shall also pay to Bank, at the time such interest is paid, all additional amounts which Bank 5 specifies as necessary to preserve the after-tax yield Bank would have received at each interest payment date if such Taxes had not been imposed. The additional amounts necessary to preserve the after-tax yield Bank would have received if Taxes had not been imposed shall be calculated pursuant to the formula, y =(w) (t) (i) 1-w-t where the terms are defined as follows: y = additional payment to be made to Bank; w = withholding tax rate levied by foreign government; t = Bank’s combined Federal and state tax rate; i = stated interest at each interest payment date, in dollars or foreign currency, to be paid on the advance or other credit extension (i.e., base rate plus quoted spread times loan principal for the relevant interest period); and 1 = one. (c) Within thirty (30) days after the due date for any related Taxes, Guarantor shall provide Bank with original tax receipts, certified copies of tax receipts, or other documentation acceptable to Bank (together, “Tax Payment Documentation”), for all Taxes paid by Guarantor pursuant to this section. (d) At the time Guarantor makes any payment (whether of principal, interest or otherwise) under this Guaranty, any agreement or instrument required by, or executed or delivered in connection with, this Guaranty and/or pursuant to this section to which, in Bank’s judgment, any Taxes relate, Guarantor shall also pay to Bank an amount equal to such Taxes (“Tax Deposit”). After Guarantor delivers to Bank Tax Payment Documentation evidencing Guarantor’s payment of such Taxes, Bank shall refund to Guarantor the respective amount of any previously collected Tax Deposit, without interest thereon. If Guarantor fails to timely pay any Taxes or to provide Bank with Tax Payment Documentation as provided herein, then Guarantor hereby forfeits, and agrees that Bank may retain, the related Tax Deposit in an amount equal to such unpaid taxes or with respect to which Tax Payment Documentation was not provided to Bank, whichever is greater. If the amount of such Tax Deposit is less than the amount which Bank is entitled to retain pursuant to the immediately preceding sentence, then such difference, with interest thereon at the rate for interest after default provided for in this Guaranty or any agreement or instrument executed or delivered in connection with this Guaranty, shall be paid by Guarantor to Bank. (e) In addition, Guarantor agrees to pay, and indemnify Bank with respect to, any present or future stamp or documentary taxes, or any other excise or property taxes, charges or similar levies which arise from any payment made under this Guaranty or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty or any agreement or instrument required by, or executed or delivered in connection with, this Guaranty (hereinafter referred to as “Other Taxes”). (f) The obligations of Guarantor contained in this section shall survive the payment in full of principal of, and interest on, all advances and any other amounts due under this Guaranty or any agreement or instrument required by, or executed or delivered in connection with, this Guaranty. This section shall apply regardless of whether any Taxes or Other Taxes are legally or properly assessed. Bank shall not be required to release any collateral for this Guaranty until all Tax Payment Documentation is provided to Bank. If Guarantor is or becomes subject to any exchange control laws or similar restrictions, then in order to ensure the prompt performance by Guarantor of its obligations to Bank, Guarantor shall obtain and maintain in force all required exchange control approvals, consents, licenses or other authorizations. 13. Information Relating to Borrower. Guarantor acknowledges and agrees that it has made such independent examination, review, and investigation of the Bank Agreements as Guarantor deems necessary and appropriate, and shall have sole responsibility to obtain from Borrower any information required by Guarantor about any modifications to the Bank Agreements. Guarantor further acknowledges 6 that Bank has no duty, and Guarantor is not relying on Bank, at any time to disclose to Guarantor any information relating to the business operations or financial condition of Borrower. “Bank Agreements” shall mean all agreements, documents, and instruments evidencing any of the Indebtedness, including but not limited to all loan agreements between Borrower and Bank and promissory notes from Borrower in favor of Bank, and all deeds of trust, mortgages, security agreements, and other agreements, documents, and instruments executed by Borrower in connection with the Indebtedness, all as now in effect and as hereafter amended, restated, renewed, or superseded. 14. Borrower’s Authorization. (a) Borrower’s Authorization. Where Borrower is a company, corporation, partnership, or limited liability company, it is not necessary for Bank to inquire into the powers of Borrower or of the officers, directors, partners, members, managers, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder, subject to any limitations on Guarantor’s liability set forth herein. (b) Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority (including, without limitation, any nation, state or other political subdivision thereof, any central bank, and any entity exercising executive, legislative, judicial, regulatory or administrative functions, and any company, corporation or other entity owned or controlled by any of the foregoing) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Guarantor of this Guaranty or any other instrument or agreement required hereunder. 15. Guarantor Information; Reporting to Credit Bureaus. Guarantor authorizes Bank to verify or check any information given by Guarantor to Bank, check Guarantor’s credit references, verify employment, and obtain credit reports. Guarantor shall provide such financial statements and other financial information about Guarantor as Bank may request from time to time. Guarantor agrees that Bank shall have the right at all times to disclose and report to credit reporting agencies and credit rating agencies such information pertaining to the Indebtedness and/or Guarantor as is consistent with Bank’s policies and practices from time to time in effect. Guarantor acknowledges and agrees that the authorizations provided in this paragraph apply to any individual general partner of Guarantor and to Guarantor’s spouse and any such general partner’s spouse if Guarantor or such general partner is married and lives in a community property state. 16. Currency. (a) If a judgment or order is rendered by any court, tribunal or arbitration panel for the payment of any amounts owing to Bank under this Guaranty or for the payment of damages in respect of any breach of this Guaranty or any provision or term thereof and such judgment or order is expressed in currency (“Judgment Currency”) other than United States dollars, Guarantor agrees notwithstanding any such judgment or order, to indemnify and hold harmless Bank against any deficiency in United States dollars in the amounts received by Bank arising or resulting from any variation between (i) the rate of exchange at which United States dollars are converted into Judgment Currency for the purpose of the judgment or order, and (ii) the rate of exchange at which Bank is able to purchase United States dollars with the amount of Judgment Currency actually received by Bank. The above indemnity constitutes a separate and independent obligation of Guarantor from its other obligations under this Guaranty and applies irrespective of any indulgence granted by Bank. No proof or evidence of any actual loss shall be required to be provided by Bank. The term “rate of exchange” shall include any premiums, taxes and costs of exchange payable in connection with the purchase of or conversion into the relevant currency and shall be determined by Bank in accordance with its normal procedures. (b) The obligations hereunder shall not be affected by any acts of any governmental authority affecting Borrower including, without limitation, any restrictions on the conversion of 7 currency or repatriation or control of funds or any total or partial expropriation of Borrower’s property, or by economic, political, regulatory, or other events in the countries where Borrower is located. 17. Change of Status. Any Guarantor that is a business entity shall not enter into any consolidation, merger, or other combination unless (a) Guarantor is the surviving business entity, or (b) the Bank approves such change in writing, not to be unreasonably withheld, conditioned or delayed, and (i) the surviving entity assumes this Guaranty and (ii) the combined business entity has a net worth equal to or greater than Guarantor at the time of the transaction. Further, Guarantor shall not change its legal structure unless (a) Guarantor obtains the prior written consent of Bank and (b) all Guarantor’s obligations under this Guaranty are assumed by the new business entity; provided, however, Guarantor may change its state of domicile from California to Delaware without obtaining the consent of Bank so long as Guarantor provides notice to Bank within fifteen (15) days prior to such change and signs any reaffirmation of this Guaranty as reasonably required by Bank. 18. Remedies. If Guarantor fails to fulfill its duty to pay all Indebtedness guaranteed hereunder or shall breach or fail to comply with any term or provision of this Guaranty, Bank shall have all of the remedies of a creditor and, to the extent applicable, of a secured party, under all applicable law. Without limiting the foregoing to the extent permitted by law, Bank may, at its option and without notice or demand: (a) declare any Indebtedness due and payable at once; (b) take possession of any collateral pledged by Borrower or Guarantor, wherever located, and sell, resell, assign, transfer, and deliver all or any part of the collateral at any public or private sale or otherwise dispose of any or all of the collateral in its then condition, for cash or on credit or for future delivery, and in connection therewith Bank may impose reasonable conditions upon any such sale. Further, Bank, unless prohibited by law the provisions of which cannot be waived, may purchase all or any part of the collateral to be sold, free from and discharged of all trusts, claims, rights of redemption and equities of Borrower or Guarantor whatsoever. Guarantor acknowledges and agrees that the sale of any collateral through any nationally recognized broker-dealer, investment banker, or any other method common in the securities industry shall be deemed a commercially reasonable sale under the Uniform Commercial Code or any other equivalent statute or federal law, and expressly waives notice thereof except as provided in this Guaranty; and (c) set off and apply any and all deposit accounts of Guarantor held by Bank or its affiliates against any and all obligations of Guarantor owing to Bank. The set-off may be made irrespective of whether or not Bank shall have made demand under this Guaranty, and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit accounts and without regard for the availability or adequacy of other collateral. If exercised by Bank, Bank shall be deemed to have exercised such right of setoff and to have made a charge against any such money immediately upon the occurrence of such default although made or entered on the books after such default. 19. Notices. All notices required under this Guaranty shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Guaranty, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as Guarantor may specify from time to time in writing. Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered. 20. Successors and Assigns. This Guaranty (a) binds Guarantor and Guarantor’s executors, administrators, successors, and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Bank, and (b) inures to the benefit of Bank and 8

Bank’s indorsees, successors, and assigns. Bank may, without notice to Guarantor and without affecting Guarantor’s obligations, sell participations in, or assign the Indebtedness and this Guaranty, in whole or in part and may exchange information about Guarantor to any actual or potential participants or assignees. 21. Amendments, Waivers, and Severability. No provision of this Guaranty may be amended or waived except in writing. No failure by Bank to exercise, and no delay in exercising, any of its rights, remedies, or powers shall operate as a waiver of such rights, remedies or powers, and no single or partial exercise of any such right, remedy, or power shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision of this Guaranty. 22. Costs and Expenses. Guarantor agrees to pay all reasonable attorneys’ fees and all other costs and expenses that may be incurred by Bank (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Bank in any case commenced by or against Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute. 23. Representations and Warranties. When Guarantor signs this Guaranty, and until the Indebtedness is repaid in full and any commitments or facilities provided by Bank with respect to the Indebtedness have been terminated, Guarantor makes the following representations and warranties: (a) If Guarantor is anything other than a natural person, it is duly formed and existing under the laws of the state or other jurisdiction where organized. (b) This Guaranty, and any instrument or agreement required hereunder, are within Guarantor’s powers, have been duly authorized, and do not conflict with any of its organizational papers. (c) In each state in which Guarantor does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes. (d) All financial and other information that has been or will be supplied to Bank is sufficiently complete to give Bank accurate knowledge of Guarantor’s financial condition, including all material contingent liabilities. Since the date of the most recent financial statement provided to Bank, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of Guarantor. If Guarantor is comprised of the trustees of a trust, the foregoing representations shall also pertain to the trustor(s) of the trust. (e) There is no lawsuit, tax claim or other dispute pending or threatened against Guarantor which, if lost, would impair Guarantor’s financial condition or ability to repay the Indebtedness, except as have been disclosed in writing to Bank. (f) Guarantor is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as have been disclosed in writing to Bank. (g) Guarantor has no knowledge of any pending assessments or adjustments of its income tax for any year and all taxes due have been paid, except as have been disclosed in writing to Bank. (h) There is no event which is, or with notice or lapse of time or both would be, a default by Guarantor under this Guaranty or under any other instrument or agreement executed in connection with the Indebtedness or this Guaranty. (i) Guarantor will not be rendered insolvent by the execution, delivery, and performance of its obligations under this Guaranty. 9

(j) Guarantor, if a natural person, has obtained any spousal or other consents or waivers which may be required by applicable law. 24. Governing Law. Except to the extent that any law of the United States may apply, this Guaranty shall be governed and interpreted according to the laws of California (the “Governing Law State”), without regard to any choice of law, rules or principles to the contrary. Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of Bank under federal law. 25. Venue and Jurisdiction. Guarantor agrees that any action or suit against Bank arising out of or relating to this Guaranty shall be filed in federal court or state court located in the Governing Law State. Guarantor agrees that Bank shall not be deemed to have waived its rights to enforce this section by filing an action or suit against Guarantor in a venue outside of the Governing Law State. If Bank does commence an action or suit arising out of or relating to this Guaranty, Guarantor agrees that the case may be filed in federal court or state court in the Governing Law State. Bank reserves the right to commence an action or suit in any other jurisdiction where Borrower, any Guarantor, or any collateral has any presence or is located. Guarantor consents to personal jurisdiction and venue in such forum selected by Bank and waives any right to contest jurisdiction and venue and the convenience of any such forum. The provisions of this section are material inducements to Bank’s acceptance of this Guaranty. 26. Dispute Resolution Provision. This paragraph, including the subparagraphs below, is referred to as the “Dispute Resolution Provision.” Bank and Guarantor (and any other party to this Guaranty) agree that this Dispute Resolution Provision is a material inducement for their entering into this Guaranty. (a) Scope. This Dispute Resolution Provision concerns the resolution of any disputes, controversies, claims, counterclaims, allegations of liability, theories of damage, or defenses (collectively, a “Claim” or “Claims”) between Bank, on the one hand, and Guarantor, on the other hand (each side being, for the purposes of this Dispute Resolution Provision, a “Party” and the two sides together being the “Parties”), regardless of whether based on federal, state, or local law, statute, ordinance, regulation, contract, common law, or any other source, and regardless of whether foreseen or unforeseen, suspected or unsuspected, or fixed or contingent at the time of this Guaranty, including but not limited to Claims that arise out of or relate to: (i) this Guaranty (including any renewals, extensions or modifications); or (ii) any document related to this Guaranty. For the purposes of this Dispute Resolution Provision only, the terms “Bank” or Party or Parties (to the extent referring to or including Bank) shall include any parent corporation, subsidiary or affiliate of Bank. (b) Judicial Reference. Any Claim brought by any Party in a California state court shall be resolved by a general reference to a referee (or a panel of referees) as provided in California Code of Civil Procedure Section 638. The referee (or presiding referee of the panel) shall be a retired Judge or Justice of the California state court system. The referee(s) shall be selected by mutual written agreement of the parties. If the parties do not agree, the referee(s) shall be selected by the Presiding Judge of the Court (or his or her representative) as provided in California Code of Civil Procedure Section 640. The referee(s) shall hear and determine all issues relating to the Claim, whether of fact or of law, and shall do so in accordance with the laws of the Governing Law State and the California rules of evidence and civil procedure, and shall report a statement of decision. The referee(s) shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable and legal orders that will be binding on the parties, and rule on any motion which would be authorized in court litigation, including without limitation motions to dismiss, for summary judgment, or for summary adjudication. The referee(s) shall award legal fees and costs (including the fees of the referee(s)) relating to the judicial reference proceeding, and to any related litigation or arbitration, in accordance with the terms of this Guaranty. The award that results from the decision of the referee(s) shall be entered as a judgment in the court that appointed the referee(s), in accordance with the provisions of California Code of Civil Procedure Sections 644(a). Pursuant to California Code of Civil Procedure Sections 645, the parties reserve the right to seek appellate review of 10 any judgment or order, including but not limited to, orders pertaining to class certification, to the same extent permitted in a court of law. (c) Arbitration Provisions. The Parties agree that judicial reference pursuant to Subsection (b) above is the preferred method of dispute resolution of all Claims, when available. The Parties therefore agree that injunctive relief, including a temporary restraining order, without the posting of any bond or security, shall be appropriate to enjoin the prosecution of any arbitration proceeding where the Claims at issue become subject to (and as long as they remain subject to) judicial reference pursuant to Subsection (b) above, provided that a Party moves for such relief within thirty (30) days of its receipt of a demand for arbitration of a Claim. However, with respect to any Claim brought in a forum other than a California state court, or brought in a California state court but judicial reference pursuant to Subsection (b) above is not available or enforced by the court, the arbitration provisions in this Subsection (c) (collectively, the “Arbitration Provisions”) shall apply to the Claim. In addition, if either of the Parties serves demand for arbitration of a Claim in accordance with these Arbitration Provisions, and the other Party does not move to enjoin the arbitration proceeding within thirty (30) days of receipt of the demand, the right to judicial reference shall be waived and the Claim shall remain subject to these Arbitration Provisions thereafter. The inclusion of these Arbitration Provisions in this Guaranty shall not otherwise be deemed as any limitation or waiver of the judicial reference provisions. The Arbitration Provisions are as follows: (i) For any Claim for which these Arbitration Provisions apply (as defined in the immediately preceding paragraph), the Parties agree that at the request of any Party to this Guaranty, such Claim shall be resolved by binding arbitration. The Claims shall be governed by the laws of the Governing Law State without regard to its conflicts of law principles. The Federal Arbitration Act, 9 U.S.C. §§ 1 et seq. (the “Act”), shall apply to the construction, interpretation, and enforcement of these Arbitration Provisions, as well as to the confirmation of or appeal from any arbitration award. (ii) Arbitration proceedings will be determined in accordance with the Act, the then-current Commercial Finance rules and procedures of the American Arbitration Association or any successor thereof (“AAA”) (or any successor rules for arbitration of financial services disputes), and the terms of these Arbitration Provisions. In the event of any inconsistency, the terms of these Arbitration Provisions shall control. The arbitration shall be administered by the Parties and not the AAA and shall be conducted, unless otherwise required by law, at a location selected solely by Bank in any U.S. state where real or tangible personal property collateral for this credit is located or where Guarantor has a place of business. If there is no such state, Bank shall select a location in the Governing Law State. (iii) If aggregate Claims are One Million Dollars ($1,000,000) or less: (A) All issues shall be heard and determined by one neutral arbitrator. The arbitrator shall have experience with commercial financial services disputes and, if possible, prior judicial experience, and shall be selected pursuant to the AAA “Arbitrator Select: List and Appointment” process, to be initiated by Bank. If the AAA “Arbitrator Select: List and Appointment” process is unavailable, Bank shall initiate any successor process offered by the AAA or a similar process offered by any other nationally recognized alternative dispute resolution organization. (B) Unless the arbitrator has a dispositive motion under advisement or unforeseeable and unavoidable conflicts arise (as determined by the arbitrator), all arbitration hearings shall commence within ninety (90) days of the appointment of the arbitrator, and under any circumstances the award of the 11 arbitrator shall be issued within one hundred twenty (120) days of the appointment of the arbitrator. (C) A Party shall be entitled to take no more than two (2) fact depositions, one or both of which may be taken in accordance with Fed. R. Civ. P. 30(b)(6), plus depositions of any experts designated by the other Party, each of seven (7) hours or less, during pre-hearing discovery. (D) There shall be no written discovery requests except a Party may serve document requests on the other Party not to exceed twenty (20) in number, including subparts. The requests shall be served within forty-five (45) days of the appointment of the arbitrator and shall be responded to within twenty-one (21) days of service. (iv) If aggregate Claims exceed One Million Dollars ($1,000,000): (A) The issues shall be heard and determined by one neutral arbitrator selected as above unless either Party requests that all issues be heard and determined by three (3) neutral arbitrators. In that event, each Party shall select an arbitrator with experience with commercial financial services disputes, and the two arbitrators shall select a third arbitrator, who shall have prior judicial experience. If the arbitrators cannot agree, the third arbitrator shall be selected pursuant to the AAA “Arbitrator Select: List and Appointment” process, to be initiated by Bank. (B) Unless the arbitrator(s) have a dispositive motion under advisement or other good cause is shown (as determined by the arbitrator(s)), all arbitration hearings shall commence within one hundred twenty (120) days of the appointment of the arbitrator(s), and under any circumstances the award of the arbitrator(s) shall be issued within one hundred eighty (180) days of the appointment of the arbitrator(s). (C) A Party shall be entitled to take no more than five (5) fact depositions, one or more of which may be taken in accordance with Fed. R. Civ. P. 30(b)(6), plus depositions of any experts designated by the other Party, each of seven (7) hours or less, during pre-hearing discovery. (D) There shall be no written discovery requests except a Party may serve document requests on the other Party not to exceed thirty (30) in number, including subparts. The requests shall be served within forty-five (45) days of the appointment of the arbitrator(s) and shall be responded to within twenty-one (21) days of service. (v) Where a Party intends to rely upon the testimony of an expert on an issue for which the Party bears the burden of proof, the expert(s) must be disclosed within thirty (30) days following the appointment of the arbitrator(s), including a written report in accordance with Fed. R. Civ. P. 26(a)(2)(B). The arbitrator(s) shall exclude any expert not disclosed strictly in accordance herewith. The other Party shall have the right within thirty (30) days thereafter to take the deposition of the expert(s) (upon payment of the expert’s reasonable fees for the in-deposition time), and to identify rebuttal expert(s), including a written report in accordance with Fed. R. Civ. P. 26(a)(2)(B). (vi) The arbitrator(s) shall consider and rule on motions by the Parties to dismiss for failure to state a claim; to compel; and for summary judgment, in a manner substantively consistent with the corresponding Federal Rules of Civil Procedure. The 12 arbitrator(s) shall enforce the “Apex” doctrine with regard to requested depositions of high-ranking executives of both Parties. The arbitrator(s) shall exclude any Claim not asserted within thirty (30) days following the demand for arbitration. This shall not prevent a Party from revising the calculation of damages on any existing theory. All discovery shall close at least one (1) week before any scheduled hearing date, and all hearing exhibits shall have been exchanged by the same deadline or they shall not be given weight by the arbitrator(s). (vii) Except as waived by Guarantor in this Guaranty, the arbitrator(s) will give effect to applicable statutes of limitation in determining any Claim and shall dismiss the Claim if it is barred by the statutes of limitation. For purposes of the application of any statutes of limitation, the service of a written demand for arbitration or counterclaim pursuant to the Notices provision of this Guaranty is the equivalent of the filing of a lawsuit. At the request of any Party made at any time, including at confirmation of an award, the resolution of a statutes of limitation defense to any Claim shall be decided de novo by a court of competent jurisdiction rather than by the arbitrator(s). Otherwise, any dispute concerning these Arbitration Provisions or whether a Claim is arbitrable shall be determined by the arbitrator(s), except as otherwise set forth in this Dispute Resolution Provision. (viii) The arbitrator(s) shall have the power to award legal fees and costs relating to the arbitration proceeding and any related litigation or arbitration, pursuant to the terms of this Guaranty. The arbitrator(s) shall provide a written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and have judgment entered and enforced. (ix) The filing of a court action is not intended to constitute a waiver of the right of any Party, including the suing Party, thereafter to require submittal of the Claims to arbitration, unless the Party fails to make such demand for arbitration within ninety (90) days following the filing of the court action. (x) The arbitration proceedings shall be private. All documents, transcripts, and filings received by any Party shall not be disclosed by the recipient to any third parties other than attorneys, accountants, auditors, and financial advisors acting in the course of their representation, or as otherwise ordered by a court of competent jurisdiction. Any award also shall be kept confidential, although this specific requirement shall be void once the award must be submitted to a court for enforcement. The Parties agree that injunctive relief, including a temporary restraining order, from a trial court is the appropriate relief for breach of this paragraph, and they waive any security or the posting of a bond as a requirement for obtaining such relief. (d) Self-Help. This Dispute Resolution Provision does not limit the right of any Party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights; or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies. (e) Class Action Waiver. Any arbitration or court trial (whether before a judge or jury or pursuant to judicial reference) of any Claim will take place on an individual basis without resort to any form of class or representative action (the “Class Action Waiver”). THE CLASS ACTION WAIVER PRECLUDES ANY PARTY FROM PARTICIPATING IN OR BEING REPRESENTED IN ANY CLASS OR REPRESENTATIVE ACTION REGARDING A CLAIM. Regardless of anything else in this Dispute Resolution Provision, the validity and effect of the Class Action Waiver may be determined only by a court or referee and not by an arbitrator. The Parties to this Guaranty acknowledge that the Class Action Waiver is material and essential to the arbitration of 13 any disputes between the Parties and is nonseverable from the agreement to arbitrate Claims. If the Class Action Waiver is limited, voided or found unenforceable, then the Parties’ agreement to arbitrate shall be null and void with respect to such proceeding, subject to the right to appeal the limitation or invalidation of the Class Action Waiver. THE PARTIES ACKNOWLEDGE AND AGREE THAT UNDER NO CIRCUMSTANCES WILL A CLASS ACTION BE ARBITRATED. (f) Jury Waiver. By agreeing to judicial reference or binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury as permitted by law in respect of any Claim. Furthermore, without intending in any way to limit the provisions hereof, to the extent any Claim is not submitted to judicial reference or arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury to the extent permitted by law in respect of such Claim. This waiver of jury trial shall remain in effect even if the Class Action Waiver is limited, voided or found unenforceable. WHETHER THE CLAIM IS DECIDED BY JUDICIAL REFERENCE, BY ARBITRATION, OR BY TRIAL BY A JUDGE, THE PARTIES AGREE AND UNDERSTAND THAT THE EFFECT OF THIS DISPUTE RESOLUTION PROVISION IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND (iii) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE. 27. Application of Singular and Plural. In all cases where there is but a single Borrower, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower, or when this Guaranty is executed by more than one Guarantor, the word “Borrower” or “Borrowers” and the word “Guarantor” respectively shall mean all or any one or more of them as the context requires. 28. Final Agreement. This Agreement and any related security agreements or other agreements required by this Agreement constitute the entire agreement between Guarantor and Bank with respect to the subject matter of this Guaranty and with respect to the credit facilities provided by Bank to Borrower and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail. [Signature Pages Follow] 14

Executed this             day of January, 2016. Guarantor: Calavo Growers, Inc., a California corporation By: Name: Title: Address for notices to Bank: Address for notices to Guarantor: 101 N. Tryon Street 1141 Cummings Road, Suite A Mail Code NC1-001-05-46 Santa Paula, CA 93060-9118 Charlotte, NC 28255-0001 Facsimile: Facsimile: